                                                                       EXHIBIT 2

EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                           FLEET FINANCIAL GROUP, INC.


                                       and


                             BANKBOSTON CORPORATION






                           DATED AS OF MARCH 14, 1999

                                TABLE OF CONTENTS



                                    ARTICLE I




   THE MERGER
         1.1.     The Merger...............................................................................       2
         1.2      Effective Time...........................................................................       2
         1.3      Effects of the Merger....................................................................       2
         1.4      Conversion of BankBoston Common Stock....................................................       2
         1.5      Fleet Capital Stock......................................................................       4
         1.6      Options..................................................................................       4
         1.7      Articles of Incorporation of Fleet.......................................................       5
         1.8      By-Laws of Fleet.........................................................................       5
         1.9      Tax and Accounting Consequences..........................................................       5
         1.10     Headquarters of Surviving Corporation....................................................       5

                                   ARTICLE II

   EXCHANGE OF SHARES
         2.1      Fleet to Make Shares Available...........................................................       5
         2.2      Exchange of Shares.......................................................................       5

                                   ARTICLE III

   REPRESENTATIONS AND WARRANTIES OF BANKBOSTON
         3.1      Corporate Organization...................................................................       7
         3.2      Capitalization...........................................................................       8
         3.3      Authority; No Violation..................................................................       9
         3.4      Consents and Approvals...................................................................      10
         3.5      Reports..................................................................................      10
         3.6      Financial Statements.....................................................................      11
         3.7      Broker's Fees............................................................................      12
         3.8      Absence of Certain Changes or Events.....................................................      12
         3.9      Legal Proceedings........................................................................      12
         3.10     Taxes and Tax Returns....................................................................      12
         3.11     Employees................................................................................      13
         3.12     SEC Reports..............................................................................      14
         3.13     Compliance with Applicable Law...........................................................      15
         3.14     Certain Contracts........................................................................      15
         3.15     Agreements with Regulatory Agencies......................................................      16
         3.16     International Operations.................................................................      16
         3.17     Interest Rate Risk Management Instruments................................................      17
         3.18     Undisclosed Liabilities..................................................................      17
         3.19     Environmental Liability..................................................................      17
         3.20     State Takeover Laws; BankBoston Rights Agreement.........................................      17
         3.21     Year 2000................................................................................      18


         3.22     Reorganization; Pooling of Interests.....................................................      18
         3.23     Ownership of Company Common Stock; Affiliates and Associates.............................      18
         3.24     Opinion..................................................................................      18
         3.25     Company Information......................................................................      19

                                   ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF Fleet
         4.1      Corporate Organization...................................................................      19
         4.2      Capitalization...........................................................................      19
         4.3      Authority, No Violation..................................................................      21
         4.4      Consents and Approvals...................................................................      21
         4.5      Reports..................................................................................      22
         4.6      Financial Statements.....................................................................      22
         4.7      Broker's Fees............................................................................      23
         4.8      Absence of Certain Changes or Events.....................................................      23
         4.9      Legal Proceedings........................................................................      23
         4.10     Taxes and Tax Returns....................................................................      24
         4.11     Employees................................................................................      24
         4.12     SEC Reports..............................................................................      25
         4.13     Compliance with Applicable Law...........................................................      26
         4.14     Certain Contracts........................................................................      26
         4.15     Agreements with Regulatory Agencies......................................................      27
         4.16     International Operations.................................................................      28
         4.17     Interest Rate Risk Management Instruments................................................      27
         4.18     Undisclosed Liabilities..................................................................      28
         4.19     Environmental Liability..................................................................      28
         4.20     State Takeover Laws; Article Ninth of Fleet Articles; Fleet Rights Agreement.............      28
         4.21     Year 2000................................................................................      28
         4.22     Reorganization; Pooling of Interests.....................................................      29
         4.23     Ownership of BankBoston Common Stock; Affiliates and Associates..........................      29
         4.24     Opinion..................................................................................      29
         4.25     Parent Information.......................................................................      29

                                    ARTICLE V

   COVENANTS RELATING TO CONDUCT OF BUSINESS
         5.1      Conduct of Businesses Prior to the Effective Time........................................      29
         5.2      Forbearances.............................................................................      30

                                   ARTICLE VI

   ADDITIONAL AGREEMENTS
         6.1      Regulatory Matters.......................................................................      32
         6.2      Access to Information....................................................................      33
         6.3      Stockholders'Approvals...................................................................      34



         6.4      Legal Conditions to Merger...............................................................      34
         6.5      Affiliates; Publication of Combined Financial Results....................................      34
         6.6      Stock Exchange Listing...................................................................      35
         6.7      Employee Benefit Plans...................................................................      35
         6.8      Indemnification; Directors'and Officers'Insurance........................................      36
         6.9      Additional Agreements....................................................................      37
         6.10     Advice of Changes........................................................................      37
         6.11     Dividends................................................................................      37
         6.12     Restructuring Efforts....................................................................      37
         6.13     Executive Officers, Succession...........................................................      37
         6.14     Post-Merger Board of Directors and Committees............................................      38
         6.15     Exemption from Liability Under Section 16(b) ............................................      40

                                   ARTICLE VII

   CONDITIONS PRECEDENT
         7.1      Conditions to Each Party's Obligation To Effect the Merger...............................      39
         7.2      Conditions to Obligations of Fleet.......................................................      40
         7.3      Conditions to Obligations of BankBoston..................................................      40

                                  ARTICLE VIII

   TERMINATION AND AMENDMENT
         8.1      Termination..............................................................................      41
         8.2      Effect of Termination....................................................................      42
         8.3      Amendment................................................................................      42
         8.4      Extension; Waiver........................................................................      42

                                   ARTICLE IX

   GENERAL PROVISIONS
         9.1      Closing..................................................................................      43
         9.2      Nonsurvival of Representations, Warranties and Agreements................................      43
         9.3      Expenses.................................................................................      43
         9.4      Notices..................................................................................      43
         9.5      Interpretation...........................................................................      44
         9.6      Counterparts.............................................................................      44
         9.7      Entire Agreement.........................................................................      44
         9.8      Governing Law............................................................................      44
         9.9      Publicity................................................................................      44
         9.10     Assignment; Third Party Beneficiaries....................................................      44
         9.11     Certain Agreements of Surviving Corporation..............................................      47

Exhibit A - Fleet Option Agreement
Exhibit B - BankBoston Option Agreement
Exhibit 6.5(a)(1) - Form of Affiliate Letter Addressed to BankBoston
Exhibit 6.5(a)(2) - Form of Affiliate Letter Addressed to Fleet

                             INDEX OF DEFINED TERMS


                                                                                                        PAGE NO.
                                                                                                        --------
Agreement......................................................................................             1
Articles of Merger.............................................................................             2
BankBoston.....................................................................................             1
BankBoston Articles............................................................................             8
BankBoston Benefit Plans.......................................................................            14
BankBoston Capital Stock.......................................................................            13
BankBoston Common Stock........................................................................             2
BankBoston Contract............................................................................            16
BankBoston Director............................................................................            40
BankBoston Disclosure Schedule.................................................................            12
BankBoston DRIP................................................................................             9
BankBoston ERISA Affiliate.....................................................................            14
BankBoston Option Agreement....................................................................             1
BankBoston Preferred Stock.....................................................................             8
BankBoston Regulatory Agreement................................................................            17
BankBoston Reports.............................................................................            15
BankBoston Rights..............................................................................             9
BankBoston Rights Agreement....................................................................             3
BankBoston Stock Plans.........................................................................             4
BankBoston Stockholder Rights..................................................................             2
BankBoston 1998 10-K...........................................................................            12
BHC Act........................................................................................             8
Bylaw Amendment................................................................................             5
CERCLA.........................................................................................            18
CEO Succession Date............................................................................            39
Certificate....................................................................................             3
Chairmanship Succession Date...................................................................            39
Code...........................................................................................             1
Confidentiality Agreement......................................................................            35
Dissenting Shares..............................................................................             3
Distribution Date..............................................................................            26
DPC Shares.....................................................................................             3
Effective Time.................................................................................             2
ERISA..........................................................................................            14
Exchange Act...................................................................................            12
Exchange Agent.................................................................................             5
Exchange Fund..................................................................................             5
Exchange Ratio.................................................................................             3
Fleet..........................................................................................             1
Fleet Articles.................................................................................             5
Fleet Articles.................................................................................            20
Fleet Benefit Plans............................................................................            25


Fleet Capital Stock............................................................................             4
Fleet Common Stock.............................................................................             3
Fleet Contract.................................................................................            27
Fleet Director.................................................................................            40
Fleet Disclosure Schedule......................................................................            20
Fleet DRIP.....................................................................................            21
Fleet ERISA Affiliate..........................................................................            25
Fleet Option Agreement.........................................................................             1
Fleet Purchase Rights..........................................................................            21
Fleet Preferred Stock..........................................................................             4
Fleet Regulatory Agreement.....................................................................            28
Fleet Reports..................................................................................            26
Fleet Rights...................................................................................            21
Fleet Rights Agreement.........................................................................             3
Fleet Stock Plans..............................................................................            20
Fleet Stockholder Rights ......................................................................             3
Fleet 1998 Financial Information...............................................................            23
Fleet Warrants.................................................................................            21
Regulatory Agencies............................................................................            11
Requisite Regulatory Approvals.................................................................            41
Restated By-Laws...............................................................................             9
Rhode Island Secretary.........................................................................             2
RIBCA..........................................................................................             2
Safety and Soundness Guidelines Concerning the Year 2000 Business..............................            26
SBA............................................................................................            11
SEC............................................................................................            10
Securities Act.................................................................................            15
SRO............................................................................................            11
State and Foreign Approvals....................................................................            10
State Regulator................................................................................            11
Surviving Corporation..........................................................................             1
S-4............................................................................................            10
Tax............................................................................................            20
Trust Account Shares...........................................................................             3
Year 2000 Issues...............................................................................            26

                                      -vi-

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of March 14, 1999 (this "Agreement"), by and between BankBoston Corporation, a Massachusetts corporation ("BankBoston"), and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of BankBoston and Fleet have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which BankBoston will, subject to the terms and conditions set forth herein, merge with and into Fleet (the "Merger"), so that Fleet is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

         WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the BankBoston Option Agreement, BankBoston and Fleet are entering into a Fleet stock option agreement (the "Fleet Option Agreement") in the form attached hereto as Exhibit A; and

         WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the Fleet Option Agreement, BankBoston and Fleet are entering into a BankBoston stock option agreement (the "BankBoston Option Agreement;" and together with the Fleet Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I


                                   THE MERGER

1.1 THE MERGER. (a) Subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the Rhode Island Business Corporation Act (the "RIBCA"), at the Effective Time, BankBoston shall merge with and into Fleet. Fleet shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Rhode Island. Upon consummation of the Merger, the separate corporate existence of BankBoston shall terminate.

         (b) Fleet may at any time change the method of effecting the combination with BankBoston (including by providing for the merger of a wholly owned subsidiary of Fleet with and into BankBoston or the merger of a wholly owned subsidiary of BankBoston with and into Fleet) if and to the extent Fleet deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall
(i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of BankBoston as provided for in this Agreement (the "Merger Consideration"), except for appropriate adjustments in the event of a merger described in the preceding parenthetical (which shall in no event result in a change in the relative interests in the Surviving Corporation of the parties' respective holders of capital stock from the relative interests contemplated by this Agreement as currently structured) (ii) adversely affect the tax treatment of BankBoston's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the respective articles of merger (the "Articles of Merger") which shall be filed with the Secretary of State of the State of Rhode Island (the "Rhode Island Secretary") and the Secretary of Commonwealth of the Commonwealth of Massachusetts (the "Massachusetts Secretary") on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

         1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 7-1.1-69 of the RIBCA and Section 80 of the MBCL.

         1.4 CONVERSION OF BANKBOSTON COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Fleet, BankBoston or the holder of any of the following securities:

         (a) Subject to Section 2.2(e), each share of the common stock, par value $1.00 per share, of BankBoston issued and outstanding immediately prior to the Effective Time (together with the rights (the "BankBoston Stockholder Rights") attached thereto issued pursuant to that certain Rights Agreement, dated June 28, 1990, as amended, as it may be further amended, supplemented, restated or replaced from time to time, between BankBoston and BankBoston, N.A., as Rights Agent (the "BankBoston Rights Agreement"), the "BankBoston Common Stock") except for Dissenting Shares (as defined below), shares of BankBoston Common Stock owned by BankBoston as treasury stock or owned, directly or indirectly, by BankBoston or Fleet or any of their respective wholly-owned subsidiaries

(other than shares of BankBoston Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares of BankBoston Common Stock or Fleet Common Stock which are similarly held, whether held directly or indirectly by BankBoston or Fleet, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of BankBoston Common Stock held by BankBoston or Fleet or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of BankBoston Common Stock, and shares of Fleet Common Stock which are similarly held, whether held directly or indirectly by BankBoston or Fleet or any of their respective Subsidiaries, being referred to herein as "DPC Shares")), shall be converted into the right to receive 1.1844 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Fleet (together with the number of preferred stock purchase rights (the "Fleet Stockholder Rights") attached thereto pursuant to that certain Rights Agreement, dated as of November 21, 1988, as amended (as such may be further amended, supplemented, restated or replaced from time to time), between Fleet and Fleet National Bank, as Rights Agent (the "Fleet Rights Agreement"), the "Fleet Common Stock").

         (b) All of the shares of BankBoston Common Stock converted into the right to receive Fleet Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Certificate") previously representing any such shares of BankBoston Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Fleet Common Stock and (ii) cash in lieu of fractional shares into which the shares of BankBoston Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e). Certificates previously representing shares of BankBoston Common Stock shall be exchanged for certificates representing whole shares of Fleet Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Fleet Common Stock or BankBoston Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

         (c) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of BankBoston Common Stock that are owned, directly or indirectly, by BankBoston or Fleet or any of their respective wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Fleet or other consideration shall be delivered in exchange therefor.

         (d) Notwithstanding anything in this Agreement to the contrary, shares of BankBoston Common Stock that are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to BankBoston a written demand for appraisal of such shares in the manner provided in Sections 86 and 89 of the MBCL ("Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the shares of Fleet Common Stock otherwise issuable in exchange for such shares of BankBoston Common Stock pursuant to this Section 1.4 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 89 of the MBCL;

PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any holder fails to establish his entitlement to appraisal rights under the MBCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of BankBoston Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the shares of Fleet Common Stock otherwise issuable in exchange for such shares of BankBoston Common Stock pursuant to this Section 1.4, without any interest thereon.

         1.5 FLEET CAPITAL STOCK. At and after the Effective Time, each share of Fleet Common Stock and each share of preferred stock, par value $1.00 per share, of Fleet ("Fleet Preferred Stock," and together with the Fleet Common Stock, the "Fleet Capital Stock") issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

         1.6 OPTIONS. (a) At the Effective Time, each option granted by BankBoston to purchase shares of BankBoston Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of BankBoston Common Stock and shall be converted automatically into an option to purchase shares of Fleet Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the BankBoston 1982 Stock Option Plan, as amended, the BankBoston 1986 Stock Option Plan, as amended, the BankBoston 1991 Long-Term Incentive Plan, the BankBoston 1996 Long-Term Incentive Plan, the BankBoston 1997 Stock Option Plan for Non-Employee Directors, the Society for Savings 1993 Stock Incentive Plan, the Multibank 1982 Employee Stock Option Plan, the Boston Bancorp Stock Option Plan, or the 1988 Stock Option Plan for Key Employees of BayBanks, Inc. and Affiliates, as amended, BankBoston Shared Opportunities Program, BankBoston 1998 Shared Opportunities Program, 1998 Stock Option Plan for Employees of BancBoston Robertson Stephens Inc. (collectively, the "BankBoston Stock Plans"), and the agreements evidencing grants thereunder):

                  (i) The number of shares of Fleet Common Stock to be subject to the new option shall be equal to the product of the number of shares of BankBoston Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Fleet Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (ii) The exercise price per share of Fleet Common Stock under the new option shall be equal to the exercise price per share of BankBoston Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

         (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to BankBoston shall be deemed to be references to Fleet.

         1.7 ARTICLES OF INCORPORATION OF FLEET. At the Effective Time, the Restated Articles of Incorporation of Fleet ("Fleet Articles"), as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except to the extent otherwise contemplated by Section 1.10 below.

         1.8 BY-LAWS OF FLEET. At the Effective Time, the By-Laws of Fleet, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law; PROVIDED, HOWEVER, that Fleet shall cause the Bylaws of Fleet to be amended as provided in Schedule A (the "Bylaw Amendment") effective as of the Effective Time.

         1.9 TAX AND ACCOUNTING CONSEQUENCES. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354, 361 and 368 of the Code and that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

         1.10 HEADQUARTERS OF SURVIVING CORPORATION; NAME OF THE SURVIVING CORPORATION. From and after the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be Boston, Massachusetts, and the name of the Surviving Corporation shall be "FLEET BOSTON CORPORATION"; PROVIDED that the parties shall consult and undertake such studies and analyses as they shall consider necessary or desirable to determine the most suitable name for the Surviving Corporation.


                                   ARTICLE II


                               EXCHANGE OF SHARES

         2.1 FLEET TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Fleet shall deposit, or shall cause to be deposited, with a Subsidiary of Fleet, or another bank or trust company reasonably acceptable to each of BankBoston and Fleet (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Fleet Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Fleet Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of BankBoston Common Stock.

         2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Fleet Common Stock and any cash in lieu of fractional shares into which the shares of BankBoston Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Fleet Common Stock to which such holder of BankBoston Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

         (b) No dividends or other distributions declared with respect to Fleet Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this
Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Fleet Common Stock represented by such Certificate.

         (c) If any certificate representing shares of Fleet Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Fleet Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of BankBoston of the shares of BankBoston Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Fleet Common Stock as provided in this Article II.

         (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Fleet Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Fleet Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Fleet. In lieu of the issuance of any such fractional share, Fleet shall pay to each former stockholder of BankBoston who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of Fleet Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share

(rounded to the nearest thousandth when expressed in decimal form) of Fleet Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

         (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of BankBoston for 12 months after the Effective Time shall be paid to Fleet. Any former stockholders of BankBoston who have not theretofore complied with this Article II shall thereafter look only to Fleet for payment of the shares of Fleet Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Fleet Common Stock deliverable in respect of each share of BankBoston Common Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Fleet, BankBoston, the Exchange Agent or any other person shall be liable to any former holder of shares of BankBoston Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Fleet, the posting by such person of a bond in such amount as Fleet may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Fleet Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III


                  REPRESENTATIONS AND WARRANTIES OF BANKBOSTON

         Except as disclosed in the BankBoston disclosure schedule delivered to Fleet concurrently herewith (the "BankBoston Disclosure Schedule"), BankBoston hereby represents and warrants to Fleet as follows:

         3.1 CORPORATE ORGANIZATION. (a) BankBoston is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. BankBoston has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on BankBoston. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Fleet, BankBoston or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) actions or omissions of Fleet or BankBoston taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (d) any changes in general economic conditions affecting banks, savings associations or their holding companies generally and (e) the effects of the Merger and compliance by either party with the provisions of this Agreement on the business, financial condition or results of operations of such party and its Subsidiaries, or the other party and its Subsidiaries, as the case may be. As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. BankBoston is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the BankBoston Articles and By-Laws of BankBoston, as in effect as of the date of this Agreement, have previously been made available by BankBoston to Fleet.

        (b) Each BankBoston Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on BankBoston and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

         3.2 CAPITALIZATION. (a) The authorized capital stock of BankBoston consists of (i) 500,000,000 shares of BankBoston Common Stock, of which, as of March 11, 1999, 296,508,437 shares were issued and outstanding and 10,560,550 shares were held in treasury, and (ii) 10,000,000 shares of preferred stock, without par value (the "BankBoston Preferred Stock" and together with the BankBoston Common Stock, the "BankBoston Capital Stock"), of which no shares are issued or outstanding as of the date hereof. All of the issued and outstanding shares of BankBoston Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as described in this Section 3.2(a) and except pursuant to the terms of (i) the BankBoston Option Agreement, (ii) options issued pursuant to the BankBoston Stock Plans and (iii) the BankBoston Rights Agreement, BankBoston does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BankBoston Capital Stock or any other equity securities of BankBoston or any securities representing the right to purchase or otherwise receive any shares of BankBoston Capital Stock (collectively, including the items contemplated by clauses (i) through (iii) of this sentence, the "BankBoston Rights"). As of March 11, 1999, no shares of BankBoston Capital Stock were reserved for issuance, except for 59,005,178 shares of BankBoston Common Stock reserved for issuance upon exercise of the BankBoston Option Agreement, 12,311,154 shares of BankBoston Common Stock reserved for issuance in connection with the BankBoston Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "BankBoston DRIP"), 68,175,454 shares of BankBoston Common Stock reserved for issuance upon the exercise of stock options pursuant to the BankBoston Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in Section 3.11(a) of the BankBoston Disclosure Schedule and 200,000 shares of BankBoston Junior Participating Preferred Stock, Series D, reserved for issuance in connection with the BankBoston Rights Agreement. Since March 11, 1999, BankBoston has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as permitted by
Section 5.2(b). BankBoston has previously provided Fleet with a list of (i) the aggregate number of options outstanding under the BankBoston Stock Plans as of March 11, 1999 (other than under the Shared Opportunities Program) and the weighted average exercise price for such options and (ii) the aggregate number of options outstanding under the Shared Opportunities Program as of March 11, 1999 and the weighted average exercise price for such options. In no event will the aggregate number of shares of BankBoston Common Stock outstanding immediately prior to the Effective Time (including all shares of BankBoston Common Stock subject to BankBoston Rights other than the BankBoston Option Agreement) exceed the number specified in Section 3.2(a) of the BankBoston Disclosure Schedule.

         (b) BankBoston owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the BankBoston Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U. S. C. sections 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No BankBoston Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.2(b) of the BankBoston Disclosure Schedule sets forth a list of the material investments of BankBoston in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries (each a "Non-Subsidiary Affiliate").

         3.3 AUTHORITY; NO VIOLATION. (a) BankBoston has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BankBoston. The Board of Directors of BankBoston has directed that this Agreement and the transactions contemplated hereby be submitted to BankBoston's stockholders for adoption at a meeting of such stockholders and, except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of two-thirds of the outstanding shares of BankBoston Common Stock, no other corporate proceedings on the part of BankBoston are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BankBoston and (assuming due authorization, execution and delivery by Fleet) constitutes a valid and binding obligation of BankBoston, enforceable against BankBoston in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by BankBoston nor the consummation by BankBoston of the transactions contemplated hereby, nor compliance by BankBoston with any of the terms or provisions hereof, will (i) violate any provision of the

BankBoston Articles or By-Laws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BankBoston, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BankBoston, any of its Subsidiaries or Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BankBoston, any of its Subsidiaries or its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on BankBoston.

         3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices, (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State and Foreign Approvals"),
(iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of BankBoston's and Fleet's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement"), and of the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (iv) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA and the filing of the Articles of Merger with the Secretary of Commonwealth of the Commonwealth of Massachusetts pursuant to the MBCL, (v) any notices to or filings with the Small Business Administration ("SBA"), (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Fleet Capital Stock pursuant to this Agreement, and
(viii) the approval of this Agreement by the requisite vote of stockholders of BankBoston, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with
(A) the execution and delivery by BankBoston of this Agreement and (B) the consummation by BankBoston of the Merger and the other transactions contemplated hereby.

         3.5 REPORTS. BankBoston and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (i) the Federal Reserve

Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"), (iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the SEC (vi) any foreign regulatory authority and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on BankBoston. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of BankBoston and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the best knowledge of BankBoston, investigation into the business or operations of BankBoston or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation will not, either individually or in the aggregate, have a Material Adverse Effect on BankBoston. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of BankBoston or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations policies or procedures of BankBoston since January 1, 1997, which, in the reasonable judgment of BankBoston, will, either individually or in the aggregate, have a Material Adverse Effect on BankBoston.

         3.6 FINANCIAL STATEMENTS. BankBoston has previously made available to Fleet copies of the consolidated balance sheet of BankBoston and its Subsidiaries as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in BankBoston's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "BankBoston 1998 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of PricewaterhouseCoopers LLP, independent public accountants with respect to BankBoston. The December 31, 1998 consolidated balance sheet of BankBoston (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of BankBoston and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of BankBoston and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of BankBoston and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         3.7 BROKER'S FEES. Neither BankBoston nor any BankBoston Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in BankBoston Reports filed prior to the date hereof, since December 31, 1998, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on BankBoston.

         (b) Except as publicly disclosed in BankBoston Reports filed prior to the date hereof, since December 31, 1998, BankBoston and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

         (c) Since December 31, 1998, neither BankBoston nor any of its Subsidiaries has (i) except for normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange
Act) made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1998, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 1998 and 1999 in amounts consistent with past practice, (ii) granted any stock appreciation rights or granted any rights to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under the BankBoston Stock Plans and except as permitted by Section 5.2(b)(iii) or (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

         3.9 LEGAL PROCEEDINGS. (a) Neither BankBoston nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of BankBoston's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BankBoston or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the BankBoston Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will, either individually or in the aggregate, have a Material Adverse Effect on BankBoston.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their subsidiaries) imposed upon BankBoston, any of its Subsidiaries or the assets of BankBoston or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on BankBoston or the Surviving Corporation.

         3.10 TAXES AND TAX RETURNS. (a) Each of BankBoston and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not, either individually or in the aggregate, have a Material Adverse Effect on BankBoston. The federal income tax returns of BankBoston and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") for all years to and including 1992 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. To the best of BankBoston's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon BankBoston or any of its Subsidiaries for which BankBoston does not have adequate reserves.

         (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

         (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by BankBoston or any of its Subsidiaries under any contract, plan, program, arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BankBoston.

         3.11 EMPLOYEES. (a) The BankBoston Disclosure Schedule sets forth a true and complete list of each material employee or director benefit or compensation plan, arrangement or agreement, and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, as of the date of this Agreement (the "BankBoston Benefit Plans") by BankBoston, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "BankBoston ERISA Affiliate"), all of which together with BankBoston would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (b) BankBoston has heretofore made available to Fleet true and complete copies of each of the BankBoston Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such BankBoston Benefit Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such BankBoston Benefit Plan.

         (c) (i) Each of the BankBoston Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the BankBoston Benefit Plans intended to be

"qualified" within the meaning of Section 401 (a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such BankBoston Benefit Plan,
(iii) with respect to each BankBoston Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such BankBoston Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such BankBoston Benefit Plan's actuary with respect to such BankBoston Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such BankBoston Benefit Plan allocable to such accrued benefits, (iv) no BankBoston Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of BankBoston or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of BankBoston or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by BankBoston, its Subsidiaries or any BankBoston ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to BankBoston, its Subsidiaries or any BankBoston ERISA Affiliate of incurring a liability thereunder, (vi) no BankBoston Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by BankBoston or its Subsidiaries as of the Effective Time with respect to each BankBoston Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of BankBoston, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which BankBoston, its Subsidiaries or any BankBoston Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of BankBoston there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BankBoston Benefit Plans or any trusts related thereto that will have, either individually or in the aggregate, a Material Adverse Effect on BankBoston.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of BankBoston or any of its affiliates from BankBoston or any of its affiliates under any BankBoston Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BankBoston Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits. Prior to the execution and delivery of this Agreement, BankBoston amended the BankBoston, N.A. Cash Balance Retirement Plan (and any related trust) to provide that the transactions contemplated by this Agreement shall not constitute a "change in control" as that term is defined in each such plan.

         3.12 SEC REPORTS. BankBoston has previously made available to Fleet an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by BankBoston with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "BankBoston Reports") and prior to the date hereof and (b) communication mailed by BankBoston to its stockholders since January 1, 1996 and prior to the date hereof, and no such BankBoston Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1996, as of their respective dates, all BankBoston Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         3.13 COMPLIANCE WITH APPLICABLE LAW. (a) BankBoston and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BankBoston or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on BankBoston.

         (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on BankBoston, BankBoston and each BankBoston Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of BankBoston, any BankBoston Subsidiary, or any director, officer or employee of BankBoston or of any BankBoston Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on BankBoston, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         3.14 CERTAIN CONTRACTS. (a) Neither BankBoston nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Fleet, BankBoston, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the BankBoston Reports, (iv) which materially restricts the conduct of any line of business by BankBoston or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. BankBoston has previously made available to Fleet true and correct copies of all employment and deferred compensation agreements which are in writing and to which BankBoston or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 3.14(a), whether or not set forth in the BankBoston Disclosure Schedule, is referred to herein as a "BankBoston Contract," and neither BankBoston nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, will have a Material Adverse Effect on BankBoston.

         (b) (i) Each BankBoston Contract is valid and binding on BankBoston or any of its Subsidiaries, as applicable, and in full force and effect, (ii) BankBoston and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each BankBoston Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on BankBoston, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of BankBoston or any of its Subsidiaries under any such BankBoston Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on BankBoston.

         3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither BankBoston nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each item in this sentence, whether or not set forth in the BankBoston Disclosure Schedule, a "BankBoston Regulatory Agreement"), nor has BankBoston or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such BankBoston Regulatory Agreement.

         3.16 INTERNATIONAL OPERATIONS. All non-U.S. banking, consumer finance and securities operations have been conducted in compliance with the requirements of all applicable federal and foreign laws, statutes, orders, rules, regulations or policies and guidelines of any Regulatory Agency or Governmental Entity, except for such noncompliance as would not have a Material Adverse Effect on BankBoston. Neither BankBoston nor any Subsidiary is subject to any Regulatory Agreement with any non-U.S. Regulatory Agency or Governmental Entity, nor has BankBoston or any of its Subsidiaries been advised that any such authority or entity is considering issuing or requesting any such agreement. There (i) is no unresolved violation, criticism or exception by any non-U.S. Regulatory Agency or Governmental Entity relating to any examinations or inspections of BankBoston or any Subsidiary and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any non-U.S. Regulatory Agency or Governmental Entity with respect to the business, operations, policies and procedures of BankBoston or any of its Subsidiaries since January 1, 1997.

         3.17 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BankBoston or for the account of a customer of BankBoston or one of its Subsidiaries, were entered into in the ordinary course of business and, to BankBoston's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of BankBoston or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BankBoston and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to BankBoston's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         3.18 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of BankBoston included in the BankBoston 1998 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1998, neither BankBoston nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have a Material Adverse Effect on BankBoston.

         3.19 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on BankBoston of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against BankBoston, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on BankBoston. To the knowledge of BankBoston, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will, individually or in the aggregate, have a Material Adverse Effect on BankBoston. BankBoston is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on BankBoston.

         3.20 STATE TAKEOVER LAWS; BANKBOSTON RIGHTS AGREEMENT. (a) Assuming the accuracy of the representations of Fleet set forth in Section 4.23, the Board of Directors of BankBoston has approved the transactions contemplated by this Agreement and the Option

Agreements for purposes of Ch. 110F of the Massachusetts General Laws such that the provisions of Ch. 110F of the Massachusetts General Laws will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

         (b) BankBoston has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and the Option Agreements, and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any person to exercise any BankBoston Stockholder Rights under the BankBoston Rights Agreement or enable or require the BankBoston Stockholder Rights to separate from the shares of BankBoston Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the BankBoston Rights Agreement) has occurred.

         3.21 YEAR 2000. None of BankBoston or any of the BankBoston Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). BankBoston has disclosed to Fleet a complete and accurate copy of BankBoston's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the interagency statements of the Federal Financial Institutions Examination Council addressed to the boards of directors and chief executive officers of all federally supervised financial institutions regarding Year 2000 safety and soundness for insured depository institutions. Between the date of this Agreement and the Effective Time, BankBoston shall use commercially practicable efforts to implement such plan. BankBoston and its Subsidiaries has complied in all material respects with the "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness" issued pursuant to section 39 of the Federal Deposit Insurance Act and effective October 15, 1998.

         3.22 REORGANIZATION; POOLING OF INTERESTS. As of the date of this Agreement, BankBoston has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

         3.23 OWNERSHIP OF FLEET COMMON STOCK; AFFILIATES AND ASSOCIATES. Except with respect to the Fleet Option Agreement and this Agreement, as of the date hereof, neither BankBoston nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of Fleet (other than Trust Account Shares and DPC Shares).

         3.24 OPINIONS. Prior to the execution of this Agreement, BankBoston has received an opinion from each of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the stockholders of BankBoston from a financial point of view. Such opinions have not been amended or rescinded as of the date of this Agreement.

         3.25 BANKBOSTON INFORMATION. The information relating to BankBoston and its Subsidiaries which is provided by BankBoston or its representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Fleet or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.




                                   ARTICLE IV


                     REPRESENTATIONS AND WARRANTIES OF FLEET

         Except as disclosed in the Fleet disclosure schedule delivered to BankBoston concurrently herewith (the "Fleet Disclosure Schedule") Fleet represents and warrants to BankBoston as follows:

         4.1 CORPORATE ORGANIZATION. (a) Fleet is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. Fleet has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Fleet. Fleet is duly registered as a bank holding company under the BHC Act. True and complete copies of the Restated Articles of Incorporation (the "Fleet Articles") and By-Laws of Fleet, as in effect as of the date of this Agreement, have previously been made available by Fleet to BankBoston.

         (b) Each Fleet Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Fleet, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

         4.2 CAPITALIZATION. (a) The authorized capital stock of Fleet consists of 1,200,000,000 shares of Fleet Common Stock, of which, as of March 11,1999, no more than 568,482,000 shares were issued and outstanding, and 16,000,000 shares of preferred stock, $1.00 par value, of which (i) 500,000 shares were designated, issued and outstanding as Fleet 9.35% Cumulative Preferred, (ii) 765,010 shares were designated, issued and outstanding as Fleet Series V 7.25% Perpetual Preferred, (iii) 600,000 shares were designated, issued and outstanding as Fleet Series VI 6.75% Perpetual Preferred, (iv) 700,000 shares were designated, issued and outstanding as Fleet Series VII Fixed/Adjustable Rate Cumulative Preferred, (v) 200,000 shares were designated, issued and outstanding as Fleet Series VIII Fixed/Adjustable Rate Noncumulative Preferred and (vi) 6,000,000 shares were designated and no shares were issued or outstanding as Cumulative Participating Junior Preferred Stock. As of March 11, 1999, no more than 2,736,000 shares of Fleet Common Stock were held in Fleet's treasury. As of the date hereof, no shares of Fleet Common Stock or Fleet Preferred Stock were reserved for issuance, except as described in this Section 4.2(a) and except for (i) the shares of Fleet Common Stock issuable pursuant to the Fleet Option Agreement, (ii) 47,000,000 shares reserved for issuance upon exercise of options issued pursuant to employee and director stock plans of Fleet in effect as of the date hereof (the "Fleet Stock Plans"),
(iii) 1,927,328 shares reserved for issuance pursuant to the Fleet Dividend Reinvestment Plan (the "Fleet DRIP"), (iv) 17,891,282 shares reserved for issuance pursuant to outstanding warrants to purchase Fleet Common Stock (the "Fleet Warrants"), (v) 13,000,000 shares reserved for issuance pursuant to outstanding rights to purchase Fleet Common Stock (the "Fleet Purchase Rights"),
(vi) 6,000,000 shares of Cumulative Participating Junior Preferred Stock, $1.00 par value, reserved for issuance pursuant to the Fleet Rights Agreement. All of the issued and outstanding shares of Fleet Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for this Agreement, the Fleet Option Agreement, the Fleet Stock Plans, the Fleet Warrants, the Fleet Purchase Rights and the Fleet Rights Agreement, Fleet does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Fleet Capital Stock or any other equity securities of Fleet or any securities representing the right to purchase or otherwise receive any shares of Fleet Capital Stock (collectively, "Fleet Rights"). Since March 11, 1999, Fleet has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as permitted by
Section 5.2(b) and pursuant to (A) the exercise of employee stock options granted prior to such date, (B) the Fleet DRIP, (C) the Fleet Warrants, (D) the Fleet Purchase Rights and (E) pursuant to the Fleet Option Agreement. Fleet has previously provided BankBoston with a list of the aggregate number of options outstanding under the Fleet Stock Plans as of March 11, 1999 and the weighted average exercise price for such options. In no event will the aggregate number of shares of Fleet Common Stock outstanding at the Effective Time (including all shares of Fleet Common Stock subject to then-outstanding Fleet Rights other than the Fleet Option Agreement) exceed the number specified in Section 4.2(a) of the Fleet Disclosure Schedule.

         (b) Fleet owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Fleet Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. sections 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Fleet Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b) of the Fleet Disclosure Schedule sets forth a list of the material investments of Fleet in Non-Subsidiary Affiliates.

         4.3 AUTHORITY, NO VIOLATION. (a) Fleet has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Fleet. The Board of Directors of Fleet has directed that this Agreement and the transactions contemplated hereby be submitted to Fleet's stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Fleet Common Stock, no other corporate proceedings on the part of Fleet are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Fleet and (assuming due authorization, execution and delivery by BankBoston) constitutes a valid and binding obligation of Fleet, enforceable against Fleet in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by Fleet, nor the consummation by Fleet of the transactions contemplated hereby, nor compliance by Fleet with any of the terms or provisions hereof, will (i) violate any provision of the Fleet Articles or By-Laws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Fleet, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Fleet, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Fleet, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Fleet.

         4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices, (ii) the State and Foreign Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the S-4, (iv) the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCA and the issuance by the Rhode Island Secretary of a Certificate of Merger and the filing of the Articles of Merger with the Secretary of Commonwealth of the Commonwealth of Massachusetts pursuant to the MBCL, (v) any notices to or filings with the SBA, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Fleet Capital Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of Fleet, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Fleet of this Agreement and (B) the consummation by Fleet of the Merger and the other transactions contemplated hereby.

         4.5 REPORTS. Fleet and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Fleet. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Fleet and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the best knowledge of Fleet, investigation into the business or operations of Fleet or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation will not have, either individually or in the aggregate, a Material Adverse Effect on Fleet. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Fleet or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Fleet since January 1, 1997, which, in the reasonable judgment of Fleet, will have, either individually or in the aggregate, a Material Adverse Effect on Fleet.

         4.6 FINANCIAL STATEMENTS. Fleet has previously provided to BankBoston copies of the audited consolidated balance sheets of Fleet and its Subsidiaries as of December 31, for the fiscal years 1997 and 1998, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive (the "Fleet 1998 Financial Information"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Fleet. The December 31, 1998 consolidated balance sheet of Fleet (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Fleet and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Fleet and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of Fleet and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         4.7 BROKER'S FEES. Neither Fleet nor any Fleet Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

         4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in Fleet Reports filed prior to the date hereof, since December 31, 1998, no event or events have occurred which has had, individually or in the aggregate, a Material Adverse Effect on Fleet.

         (b) Except as publicly disclosed in Fleet Reports filed prior to the date hereof, since December 31, 1998, Fleet and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

         (c) Since December 31, 1998, neither Fleet nor any of its Subsidiaries has (i) except for normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1998, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 1998 and 1999 in amounts consistent with past practice, (ii) granted any stock appreciation rights or granted any rights to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under the Fleet Stock Plans and except as permitted by Section 5.2(b)(ii) or (iii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

         4.9 LEGAL PROCEEDINGS. (a) Neither Fleet nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Fleet's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Fleet or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Fleet Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will have, either individually or in the aggregate, a Material Adverse Effect on Fleet.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their subsidiaries) imposed upon Fleet, any of its Subsidiaries or the assets of Fleet or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on Fleet or the Surviving Corporation.

         4.10 TAXES AND TAX RETURNS. Each of Fleet and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on Fleet. The federal income tax returns of Fleet and its Subsidiaries have been examined by the IRS through 1990 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. To the best of Fleet's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Fleet or any of its Subsidiaries for which Fleet does not have adequate reserves.

         (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Fleet or any of its Subsidiaries under any contract, plan, program, arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Fleet.

         4.11 EMPLOYEES. (a) The Fleet Disclosure Schedule sets forth a true and complete list of each material employee benefit or compensation plan, arrangement or agreement and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is maintained, or contributed to, as of the date of this Agreement (the "Fleet Benefit Plans") by Fleet, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Fleet ERISA Affiliate"), all of which together with Fleet would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

         (b) Fleet has heretofore made available to BankBoston true and complete copies of each of the Fleet Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Fleet Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Fleet Benefit Plan.

         (c) (i) Each of the Fleet Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Fleet Benefit Plans intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Fleet Benefit Plan, (iii) with respect to each Fleet Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Fleet Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Fleet Benefit Plan's actuary with respect to such Fleet Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Fleet Benefit Plan allocable to such accrued benefits, (iv) no Fleet Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Fleet or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Fleet or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Fleet, its Subsidiaries or any Fleet ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to Fleet, its Subsidiaries or any Fleet ERISA Affiliate of incurring a material liability thereunder, (vi) no Fleet Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Fleet or its Subsidiaries as of the Effective Time with respect to each Fleet Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of Fleet, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Fleet, its Subsidiaries or any Fleet Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Fleet there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Fleet Benefit Plans or any trusts related thereto which will have, either individually or in the aggregate, a Material Adverse Effect on Fleet.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Fleet or any of its affiliates from Fleet or any of its affiliates under any Fleet Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Fleet Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

         4.12 SEC REPORTS. Fleet has previously made available to BankBoston an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by Fleet with the SEC pursuant to the Securities Act or the Exchange Act (the "Fleet Reports") and prior to the date hereof and (b) communication mailed by Fleet to its stockholders since January 1, 1996 and prior to the date hereof, and no such Fleet Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1996, as of their respective dates, all Fleet Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         4.13 COMPLIANCE WITH APPLICABLE LAW. (a) Fleet and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Fleet or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Fleet.

         (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on Fleet, Fleet and each Fleet Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Fleet, any Fleet Subsidiary, or any director, officer or employee of Fleet or of any Fleet Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on Fleet, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         4.14 CERTAIN CONTRACTS. (a) Neither Fleet nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Fleet, BankBoston, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Fleet Reports, (iv) which materially restricts the conduct of any line of business by Fleet or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Fleet has previously made available to BankBoston true and correct copies of all employment and deferred compensation agreements which are in writing and to which Fleet or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the Fleet Disclosure Schedule, is referred to herein as a "Fleet Contract," and neither Fleet nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which will have, individually or in the aggregate, a Material Adverse Effect on Fleet.

         (b) (i) Each Fleet Contract is valid and binding on Fleet and/or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Fleet and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Fleet Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on Fleet, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Fleet or any of its Subsidiaries under any such Fleet Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on Fleet.

         4.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Fleet nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 1996, has adopted any policies, procedures or board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Fleet Disclosure Schedule, a "Fleet Regulatory Agreement"), nor has Fleet or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Fleet Regulatory Agreement.

         4.16 INTERNATIONAL OPERATIONS. All non-U.S. banking, consumer finance and securities operations have been conducted in compliance with the requirements of all applicable federal and foreign laws, statutes, orders, rules, regulations or policies and guidelines of any Regulatory Agency or Governmental Entity, except for such noncompliance as would not have a Material Adverse Effect on Fleet. Neither Fleet nor any Subsidiary is subject to any Regulatory Agreement with any non-U.S. Regulatory Agency or Governmental Entity, nor has Fleet or any of its Subsidiaries been advised that any such authority or entity is considering issuing or requesting any such agreement. There (i) is no unresolved violation, criticism or exception by any non-U.S. Regulatory Agency or Governmental Entity relating to any examinations or inspections of Fleet or any Subsidiary and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any non-U.S. Regulatory Agency or Governmental Entity with respect to the business, operations, policies and procedures of Fleet or any of its Subsidiaries since January 1, 1997.

         4.17 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Fleet or for the account of a customer of Fleet or one of its Subsidiaries, were entered into in the ordinary course of business and, to Fleet's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Fleet or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Fleet and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and to Fleet's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         4.18 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Fleet included in the Fleet 1998 Financial Information and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1998, neither Fleet nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have, a Material Adverse Effect on Fleet.

         4.19 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on Fleet of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against Fleet, which liability or obligation will have, either individually or in the aggregate, a Material Adverse Effect on Fleet. To the knowledge of Fleet, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will have, either individually or in the aggregate, a Material Adverse Effect on Fleet. Fleet is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Fleet.

         4.20 STATE TAKEOVER LAWS; ARTICLE NINTH OF FLEET ARTICLES; FLEET RIGHTS AGREEMENT. (a) Assuming the accuracy of the representations of BankBoston set forth in Section 3.23, the Board of Directors of Fleet has approved the transactions contemplated by this Agreement and the Option Agreements for purposes of Section 7-5.2-4 of the RIBCA such that the provisions of Business Combination Act of Rhode Island and Article Ninth of Fleet's Articles of Incorporation will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

         (b) Fleet has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and the Option Agreements, and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any person to exercise any Fleet Stockholder Rights under the Fleet Rights Agreement or enable or require the Fleet Stockholder Rights to separate from the shares of Fleet Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Fleet Rights Agreement) has occurred.

         4.21 YEAR 2000. None of Fleet or any of the Fleet Subsidiaries has received, or reasonably expects to receive, a Year 2000 Deficiency Notification Letter. Fleet has disclosed to BankBoston a complete and accurate copy of Fleet's plan, including an estimate of the anticipated associated costs, for addressing Year 2000 Issues as such issues affect Fleet and its Subsidiaries. Between the date of this Agreement and the Effective Time, Fleet shall use all commercially reasonable efforts to implement such plan. Fleet and its Subsidiaries has complied in all material respects with the "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness" issued pursuant to section 39 of the Federal Deposit Insurance Act and effective October 15, 1998.

         4.22 REORGANIZATION; POOLING OF INTERESTS. As of the date of this Agreement, Fleet has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

         4.23 OWNERSHIP OF BANKBOSTON COMMON STOCK; AFFILIATES AND ASSOCIATES. As of the date hereof, except for the BankBoston Option Agreement and this Agreement, neither Fleet nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of BankBoston (other than Trust Account Shares and DPC Shares).

         4.24 OPINIONS. Prior to the execution of this Agreement, Fleet has received an opinion from each of Goldman, Sachs & Co. and Donaldson, Lufkin & Jenrette Securities Corporation to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to Fleet and its shareholders. Such opinions have not been amended or rescinded as of the date of this Agreement.

         4.25 FLEET INFORMATION. The information relating to Fleet and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, or the information relating to Fleet and its Subsidiaries that is provided by Fleet or its representatives for inclusion in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to BankBoston or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.


                                    ARTICLE V


                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the BankBoston Disclosure Schedule and the Fleet Disclosure Schedule) or the Option Agreements, each of Fleet and BankBoston shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either Fleet or BankBoston to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements or to consummate the transactions contemplated hereby or thereby.

         5.2 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the Fleet Disclosure Schedule or the BankBoston Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither Fleet nor BankBoston shall, and neither Fleet nor BankBoston shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement:

         (a) other than in the ordinary course of business, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of BankBoston or any of its wholly-owned Subsidiaries to BankBoston or any of its Subsidiaries, on the one hand, or of Fleet or any of its Subsidiaries to Fleet or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

         (b)       (i) adjust, split, combine or reclassify any capital stock;

                  (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) in the case of BankBoston, for regular quarterly cash dividends at a rate not in excess of $0.32 per share of BankBoston Common Stock, (B) in the case of Fleet, for regular quarterly cash dividends on Fleet Common Stock at a rate not in excess of $0.27 per share of Fleet Common Stock and regular quarterly cash dividends on the Fleet Preferred Stock outstanding as of the date hereof at the rates required by the terms thereof, (C) dividends paid by any of the Subsidiaries of each of Fleet and BankBoston to Fleet or BankBoston or any of their Subsidiaries, respectively, and dividends paid in the ordinary course of business consistent with past practice by any subsidiaries (whether or not wholly owned) of each of Fleet and BankBoston) and (D) the acceptance of shares of BankBoston Common Stock or Fleet Common Stock, as the case may be, as payment for the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting of restricted stock, in each case in accordance with past practice and the terms of the applicable award agreements;

                  (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than (A) pursuant to the Fleet Rights Agreement or the BankBoston Rights Agreement or any renewal or replacement of either of them and (B) pursuant to the BankBoston Stock Plans or the Fleet Stock Plans, as the case may be, in the ordinary course of business; or

                  (iv) issue any additional shares of capital stock except (A) pursuant to the exercise of stock options outstanding as of the date hereof or issued in compliance with Section 5.2(b)(iii), (B) pursuant to the Option Agreements, (C) pursuant to the BankBoston Rights Agreement or the Fleet Rights Agreement or any renewal or replacement of either of them or (D) in the ordinary course of business and consistent with past practice in connection with the BankBoston DRIP, the BankBoston Stock Plans, the Fleet Stock Plans and the Fleet DRIP;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

         (d) except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

         (e) except for transactions in the ordinary course of business, terminate, or waive any material provision of, any BankBoston Contract or Fleet Contract, as the case may be, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

         (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business, or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

         (g) solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or authorize any individual, corporation or other entity to solicit or encourage from any third party or enter into any negotiations, discussions or agreements in respect of, or provide or cause to be provided any confidential information in connection with, any inquiries or proposals relating to the disposition of all or substantially all of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its

Subsidiaries with any corporation or other entity, other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

         (h) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business;

         (i) knowingly take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Fleet or BankBoston to exercise its rights under the Fleet Option Agreement or the BankBoston Option Agreement, as the case may be;

         (j) amend its articles of incorporation, its bylaws or comparable governing documents, or amend, or redeem the rights issued under, the Fleet Rights Agreement or the BankBoston Rights Agreement, as the case may be (except as required hereunder), or otherwise take any action to exempt any person or entity (other than BankBoston or its Subsidiaries or Fleet or its Subsidiaries, as the case may be) or any action taken by such person or entity from the Fleet Rights Agreement or the BankBoston Rights Agreement, as the case may be, or any Takeover Statute or similarly restrictive provisions of such party's organizational documents;

         (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

         (l) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

         (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

         (n) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.


                                   ARTICLE VI


                              ADDITIONAL AGREEMENTS

         REGULATORY MATTERS. (a) Fleet and BankBoston shall promptly prepare and file with the SEC the Joint Proxy Statement and Fleet shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Fleet and BankBoston shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Fleet and BankBoston shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Fleet shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and BankBoston shall furnish all information concerning BankBoston and the holders of BankBoston Capital Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Fleet and BankBoston shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BankBoston or Fleet, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) Fleet and BankBoston shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Fleet, BankBoston or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (d) Fleet and BankBoston shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Fleet and BankBoston, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of Fleet and BankBoston shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Fleet or BankBoston, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Fleet nor BankBoston nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Fleet's or BankBoston's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Each of Fleet and BankBoston shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 19, 1999, between Fleet and BankBoston (the "Confidentiality Agreement").

         (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

         6.3 STOCKHOLDERS' APPROVALS. Each of Fleet and BankBoston shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger (including approval of the Bylaw Amendment by the stockholders of Fleet), and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of BankBoston and Fleet shall use its reasonable best efforts to obtain from the stockholders of BankBoston and Fleet, as the case may be, the vote in favor of the adoption of this Agreement required by the RIBCA and in favor of the adoption of the Bylaw Amendment required by the RIBCA and the Fleet Articles, in the case of Fleet, and the votes in favor of the adoption of this Agreement required by the MBCL, in the case of BankBoston, in each case to consummate the transactions contemplated hereby.

         6.4 LEGAL CONDITIONS TO MERGER. Each of Fleet and BankBoston shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by BankBoston or Fleet or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5 AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS. (a) Each of Fleet and BankBoston shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Fleet and BankBoston to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a)(1) or (2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Fleet Capital Stock, or BankBoston Capital Stock held by such "affiliate" and, in the case of the "affiliates" of BankBoston, the shares of Fleet Capital Stock to be received by such "affiliate" in the Merger.

         (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         6.6 STOCK EXCHANGE LISTING. Fleet shall cause the shares of Fleet Common Stock, to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

         6.7 EMPLOYEE BENEFIT PLANS. (a) From and after the Effective Time, unless otherwise mutually determined, the BankBoston Benefit Plans and Fleet Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of BankBoston and Fleet (and their respective Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, BankBoston and Fleet shall cooperate in reviewing, evaluating and analyzing the Fleet Benefit Plans and BankBoston Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby.

         (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Fleet Benefit Plans or the BankBoston Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Fleet Disclosure Schedule and the BankBoston Disclosure Schedule.

         (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Fleet Benefit Plans, BankBoston Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

         (d) Prior to the Effective Time, BankBoston shall use its reasonable best efforts to take all actions necessary, including securing the consent of award holders, to amend the terms of the BankBoston Stock Plans and the award agreements thereunder to provide that any stock appreciation rights, performance shares or other equity-based awards, the terms of which provide for the settlement of such award in cash, shall be settled in stock with a fair market value equal to the cash that would otherwise have been payable thereunder. The pro-rata bonuses payable to employees of BankBoston and its Subsidiaries (or, on or after the Effective Time, Surviving Corporation) in connection with a change in control of BankBoston, including without limitation the pro-rata bonuses payable under the Performance Recognition Opportunity Plan and any incentive bonus plans of a business unit, shall be determined in accordance with the terms of such plans and consistent with past practice. In no event shall the aggregate amount required to be contributed to the trusts (as identified in Section 3.11 of the BankBoston Disclosure Schedule) upon a change in control of BankBoston exceed the amount set forth in Section 6.7(d) of the BankBoston Disclosure.

         (e) Prior to the Effective Time, Fleet shall enter into employment agreements and other employment arrangements on the terms set forth in Exhibit
6.7 hereto.

         6.8 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of BankBoston or any of its Subsidiaries, including any entity specified in the BankBoston Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of BankBoston or any of its Subsidiaries or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Fleet shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

         (b) Fleet shall use its reasonable best efforts to cause the individuals serving as officers and directors of BankBoston or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by BankBoston (provided that Fleet may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

         (c) In the event Fleet or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Fleet assume the obligations set forth in this Section 6.8.

         (d) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Fleet, on the one hand, and a Subsidiary of BankBoston, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Fleet.

         6.10 ADVICE OF CHANGES. Fleet and BankBoston shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         6.11 DIVIDENDS. After the date of this Agreement, each of Fleet and BankBoston shall coordinate with the other the declaration of any dividends in respect of Fleet Common Stock and BankBoston Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BankBoston Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BankBoston Common Stock and any shares of Fleet Common Stock any such holder receives in exchange therefor in the Merger.

         6.12 RESTRUCTURING EFFORTS. If either BankBoston or Fleet shall have failed to obtain the requisite vote or votes of its shareholders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its shareholders or at any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein for the purpose of resubmitting the transaction to their respective shareholders for approval.

         6.13 EXECUTIVE OFFICERS, SUCCESSION. In accordance with the terms hereof and of the employment agreement between Fleet and Charles K. Gifford entered into in connection with this Agreement, (i) at the Effective Time and until December 31, 2001 (the "CEO Succession Date"), Mr. Murray shall serve as Chairman of the Board of Directors and Chief Executive Officer of Fleet, and from and after the CEO Succession Date, Mr. Murray shall cease to serve as Chief Executive Officer but shall continue to serve as Chairman of the Board of Fleet until December 31, 2002 (the "Chairmanship Succession Date"), and (ii) at the Effective Time and until the CEO Succession Date, Mr. Gifford shall serve as President and Chief Operating Officer of Fleet, and from and after the CEO Succession Date, Mr. Gifford shall cease to serve as President and Chief Operating Officer and shall be Chief Executive Officer of Fleet. In addition, from and after the Chairmanship Succession Date, Mr. Gifford shall be the Chairman of the Board of Fleet. If, for any reason, Mr. Murray ceases to serve as Chief Executive Officer of Fleet prior to the CEO Succession Date and/or as Chairman of the Board of Fleet prior to the Chairmanship Succession Date and at such time Mr. Gifford is then serving as President of Fleet, or Chief Executive Officer of Fleet, Mr. Gifford shall at such time become Chief Executive Officer and/or Chairman of the Board, as the case may be, of Fleet. Except for the succession contemplated by the previous sentence, if either of such persons is unable or unwilling to hold such offices for the period set forth herein and in his employment agreement, his successor shall be selected by the Board of Directors of Fleet in the manner set forth in the bylaws of the Surviving Corporation.

         6.14 POST-MERGER BOARD OF DIRECTORS AND COMMITTEES. (a) At the Effective Time, the total number of persons serving on the Board of Directors of Fleet shall be twenty-two (22), twelve (12) of whom shall be Fleet Directors and ten (10) of whom shall be BankBoston Directors (as such terms are defined in subsection (c) below). The 12 persons to serve initially on the Board of Directors of Fleet as of the Effective Time who are Fleet Directors shall be selected by the Board of Directors of Fleet prior to the Effective Time; and the 10 persons to serve on the Board of Directors of Fleet as of the Effective Time who are BankBoston Directors shall be selected by the Board of Directors of BankBoston prior to the Effective Time. Four Fleet Directors shall be assigned to each of the three classes of the Board of Directors of Fleet from and after the Effective Time, and the ten BankBoston Directors shall be assigned to the three classes of the Board of Directors of Fleet so that two of such classes contain three BankBoston Directors and one class contains four BankBoston Directors. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Fleet after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. Prior to the Effective Time, Fleet shall cause its Board of Directors to approve and adopt resolutions effecting the Board composition contemplated by this Section 6.14 and designating all such Fleet Directors and BankBoston Directors as "Continuing Directors" for purposes of Article Seventh and Article Ninth of the Fleet Articles.

         (b) From and after the Effective Time, each of the committees of the Board of Directors of Fleet shall be comprised of an equal number of Fleet Directors and BankBoston Directors and the respective chairmen of such committees shall be drawn equally from the Fleet Directors and the BankBoston Directors, the identity of the members of such committees and such chairmen to otherwise be as mutually determined by Mr. Murray and Mr. Gifford.

         (c) The term "Fleet Director" means (i) any person serving as a Director of Fleet on the date of this Agreement who continues as a Director of Fleet at the Effective Time and (ii) any person who becomes a Director of Fleet and who is designated as such by the Fleet Directors prior to his or her election; and the term "BankBoston Director" means (i) any person serving as a Director of BankBoston on the date of this Agreement who becomes a Director of Fleet at the Effective Time and (ii) any person who becomes a Director of Fleet and who is designated as such by the BankBoston Directors prior to his or her election.

         6.15 EXEMPTION FROM LIABILITY UNDER SECTION 16(b). Assuming that BankBoston delivers to Fleet the Section 16 Information in a timely fashion, the Board of Directors of Fleet, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule

16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by the BankBoston Insiders of Fleet Common Stock in exchange for shares of BankBoston Common Stock, and of options on Fleet Common Stock upon conversion of options on BankBoston Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the BankBoston Insiders, the number of shares of BankBoston Common Stock held by each such BankBoston Insider and expected to be exchanged for Fleet Common Stock in the Merger, and the number and description of the options on BankBoston Common Stock held by each such BankBoston Insider and expected to be converted into options on Fleet Common Stock in connection with the Merger. "BankBoston Insiders" shall mean those officers and directors of BankBoston who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the
Section 16 Information.


                                   ARTICLE VII


                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite affirmative vote of the holders of Fleet Common Stock entitled to vote thereon and by the requisite affirmative votes of the holders of BankBoston Common Stock entitled to vote thereon.

         (b) NYSE LISTING. The shares of Fleet Common Stock which shall be issued to the stockholders of Fleet upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

         (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

         (f) FEDERAL TAX OPINION. The parties hereto shall have received the opinions of their respective counsel, Wachtell, Lipton, Rosen & Katz, and Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Fleet and BankBoston, as the case may be, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in each such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of Fleet, BankBoston and others, reasonably satisfactory in form and substance to such counsel.

         (g) POOLING OF INTERESTS. Fleet and BankBoston shall each have received a letter from their respective independent accountants addressed to BankBoston or Fleet, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

         7.2 CONDITIONS TO OBLIGATIONS OF FLEET. The obligation of Fleet to effect the Merger is also subject to the satisfaction, or waiver by Fleet, at or prior to the Effective Time, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BankBoston set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties (other than the representation set forth in the last sentence of Section 3.2(a)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have a Material Adverse Effect on BankBoston or the Surviving Corporation. Fleet shall have received a certificate signed on behalf of BankBoston by the Chief Executive Officer and the Chief Financial Officer of BankBoston to the foregoing effect.

         (b) PERFORMANCE OF OBLIGATIONS OF BANKBOSTON. BankBoston shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Fleet shall have received a certificate signed on behalf of BankBoston by the Chief Executive Officer and the Chief Financial Officer of BankBoston to such effect.

         (c) FLEET DIVESTITURES. No contract, agreement, arrangement or commitment to sell or divest a significant amount of the branch deposits of Fleet located within either the State of Connecticut or the State of Rhode Island shall have been entered into or contemplated.

         7.3 CONDITIONS TO OBLIGATIONS OF BANKBOSTON. The obligation of BankBoston to effect the Merger is also subject to the satisfaction or waiver by BankBoston at or prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Fleet set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties (other than the representation set forth in the last sentence of Section 4.2(a)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have a Material Adverse Effect on Fleet. BankBoston shall have received a certificate signed on behalf of Fleet by the Chief Executive Officer and the Chief Financial Officer of Fleet to the foregoing effect.

         (b) PERFORMANCE OF OBLIGATIONS OF FLEET. Fleet shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BankBoston shall have received a certificate signed on behalf of Fleet by the Chief Executive Officer and the Chief Financial Officer of Fleet to such effect.

         (c) BANKBOSTON DIVESTITURES. No contract, agreement, arrangement or commitment to sell or divest a significant amount of the branch deposits of BankBoston located within the Commonwealth of Massachusetts shall have been entered into or contemplated.

         (d) BYLAW AMENDMENT/BOARD RESOLUTIONS. Fleet shall have taken all such actions as shall be necessary so that (i) the Bylaw Amendment shall have been adopted by the Board of Directors and the stockholders of Fleet effective not later than the Effective Time and (ii) the resolutions contemplated by Section
6.14 of this Agreement shall have been adopted by the Board of Directors of Fleet effective not later than the Effective Time.


                                  ARTICLE VIII


                            TERMINATION AND AMENDMENT

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Fleet or BankBoston:

         (a) by mutual consent of Fleet and BankBoston in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) by either the Board of Directors of Fleet or the Board of Directors of BankBoston if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (c) by either the Board of Directors of Fleet or the Board of Directors of BankBoston if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

         (d) by either the Board of Directors of Fleet or the Board of Directors of BankBoston (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of BankBoston, in the case of a termination by Fleet, or Fleet, in the case of a termination by BankBoston, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date; or

         (e) by either BankBoston or Fleet, if its Board of Directors determines in good faith by a majority vote that the other party has substantially engaged in bad faith in breach of its obligations under Section 6.12 of this Agreement.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Fleet or BankBoston as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Fleet, BankBoston, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Fleet nor BankBoston shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         8.3 AMENDMENT. Subject to compliance with applicable law and Section 1.1(b), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Fleet and BankBoston; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Fleet or BankBoston, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of BankBoston Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Fleet or BankBoston, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Fleet Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX


                               GENERAL PROVISIONS

         9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

         9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with their terms) shall survive the Effective Time, except for
Section 6.8 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Fleet and BankBoston.

         9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Fleet, to:

                           Fleet Financial Group, Inc.
                           One Federal Street
                           Boston, Massachusetts  02110
                           Attention:  General Counsel
                           Telecopier:  (617) 346-3185

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


                  and

                  (b)      if to BankBoston, to:

                           BankBoston Corporation
                           100 Federal Street
                           25th Floor
                           Boston, Massachusetts  02110
                           Attention:  General Counsel
                           Telecopier:  (617) 434-6525

         9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) together with the Option Agreements and the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Rhode Island, without regard to any applicable conflicts of law principles.

         9.9 PUBLICITY. Except as otherwise required by applicable law or the rules of the NYSE, neither Fleet nor BankBoston shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of BankBoston, in the case of a proposed announcement or statement by Fleet, or Fleet, in the case of a proposed announcement or statement by BankBoston, which consent shall not be unreasonably withheld.

         9.10 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         9.11 CERTAIN AGREEMENTS OF SURVIVING CORPORATION. The Surviving Corporation agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of Fleet or BankBoston and any obligation incurred by the Surviving Corporation after the Effective Time, so long as any liability remains outstanding against any such entity in the Commonwealth of Massachusetts, and the Surviving Corporation irrevocably appoints the State Secretary of the Commonwealth of Massachusetts as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the manner provided in Chapter 181 of the General Laws of the Commonwealth of Massachusetts.

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


         IN WITNESS WHEREOF, Fleet Financial Group, Inc. and BankBoston Corporation have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized as of the date first above written.

                                        BANKBOSTON CORPORATION


                                        By: /S/ PETER J. MANNING
                                           ------------------------------------
                                        Name: Peter J. Manning
                                        Title: Executive Vice President


                                        By:   /S/ SUSANNAH M. SWIHART
                                           ------------------------------------
                                        Name: Susannah M. Swihart
                                        Title: Vice Chairman, Chief Financial
                                               Officer and Treasurer



                                        FLEET FINANCIAL GROUP, INC.


                                        By:   /S/ H. JAY SARLES
                                            -----------------------------------
                                        Name: H. Jay Sarles
                                        Title: Vice Chairman and Chief
                                               Administrative Officer

                                        By:   /S/ EUGENE M. MCQUADE
                                           ------------------------------------
                                        Name: Eugene M. McQuade
                                        Title: Vice Chairman and Chief Financial
                                               Officer





                         [Agreement and Plan of Merger]

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